Exhibit 3.2

BYLAWS

OF

ODNB FINANCIAL CORPORATION

(as adopted by the Board of Directors effective June 23, 2022)

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1.1.            Annual Meetings. The regular annual meeting of the shareholders to elect directors and transact whatever business may properly come before the meeting, shall be held annually at the main office of the Corporation in Tysons Corner, Virginia, or such other place, or no place, solely by means of remote communications, as the Board of Directors may designate, on or before the fourth Tuesday of June (or other date designated by the Board of Directors), or if that date falls on a legal holiday in the Commonwealth of Virginia, on the next following banking day. Notice of the meeting shall be mailed by first class mail, postage prepaid, at least ten days and no more than sixty days prior to the date thereof, addressed to each shareholder at his or her address appearing on the books of the Corporation. If, for any cause, an election of directors is not made on that date, an election may be held on any subsequent day within sixty days of the day fixed, to be designated by the Board of Directors or, if the directors fail to fix a date, by shareholders representing two-thirds of the shares. In these circumstances, at least ten days' notice must be given by first class mail to the shareholders.

Section 1.2.            Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors by a vote of Board members or by the Board upon a written request of any twenty-five or more shareholders owning, in the aggregate, not less than fifty percent of the stock of the Corporation. Every such special meeting, unless otherwise provided by law, shall be called by the Board of Directors by mailing, postage prepaid, not less than ten days nor more than sixty days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the Corporation, a notice stating the time, place and purpose of the meeting.

The Board of Directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting.

If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the Corporation becomes aware of an intervening event materially affecting any matter to be voted on more than ten days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. If, however, the meeting to elect the directors is adjourned before the election takes place, at least ten days' notice of the new election must be given to the shareholders by first-class mail.

Section 1.3.           Nominations of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the president of the Corporation not less than fourteen days nor more than fifty days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the Corporation no later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

The name and address of each proposed nominee;

The principal occupation of each proposed nominee;

The total number of shares of capital stock of the Corporation that will be voted for each proposed nominee;

The name and residence address of the notifying shareholder; and

The number of shares of capital stock of the Corporation owned by the notifying shareholder.

The chairperson of the meeting may, in his or her discretion, disregard nominations not made in accordance herewith, and upon his or her instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 1.4.           Judges of Election. Two judges, who shall be appointed from among the shareholders by the Board of Directors, shall hold and conduct every election of directors. The judges of election shall hold and conduct the election at which they are appointed to serve. After the election, they shall file with the Corporation's secretary a certificate signed by them, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

Section 1.5.            Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Corporation shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a written confirmation from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

Section 1.6.            Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 7.5, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation. If a meeting for the election of directors is not held on the fixed date, at least ten days' notice must be given by first-class mail to the shareholders.

ARTICLE II

DIRECTORS

Section 2.1.            Number. The Board shall consist of no less than five nor more than twenty-five persons. The number of directors may be determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any annual or special meeting thereof.

Section 2.2.            Term of Directors. Directors shall be elected at each annual meeting of shareholders or at a special meeting of shareholders called for that purpose. Directors shall be elected for a term of one year and shall serve until their successors are elected and qualified.

Section 2.3.            Organization Meeting. The treasurer or secretary, upon receiving the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Corporation to organize the new Board and elect and appoint officers of the Corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 2.4.            Regular Meetings. The regular meetings of the Board of Directors shall be held, without notice, on the fourth Thursday or on such other date as the Board may determine of each month at the main office or other such place as the Board may designate. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate another day.

Section 2.5.            Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, or at the request of a majority of the directors. Each member of the Board of Directors shall be given at least a one-day notice stating the time and place by overnight mail, telecopier, email or in person, of each special meeting.

Section 2.6.            Quorum. A majority of the entire Board then in office on the Board shall constitute a quorum at any meeting, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors present at the meeting is reduced below the number that would constitute a quorum, no business may be transacted.

Section 2.7.            Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the Board, according to the laws of the Commonwealth of Virginia, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose at which a quorum is present, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting it requests the Board of Directors to call for that purpose, in conformance with Section 2.2 of this Article.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 2.8.           Written Consents and Telephonic Participation. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writings are filed with the minutes of proceedings of the Board or committee. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment. Participation in a meeting by means of communications equipment pursuant to this section shall constitute presence in person at such meeting.

ARTICLE III

COMMITTEES

Section 3.1.            Audit Committee. There shall be an Audit Committee composed of no less than three directors, exclusive of any active officers and meeting any independence requirements of law or regulation, appointed by the Board annually or more often. The duty of the Audit Committee shall be to examine at least once during each calendar year and within fifteen months of the last examination the affairs of the Corporation or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether the Corporation is in a sound condition, and whether the Committee believes that adequate internal controls and procedures are being maintained and shall recommend to the Board such changes in the manner of conducting the affairs of the Corporation as shall be deemed advisable.

Section 3.2.            Other Committees. The Board of Directors may appoint, from time to time, from its own members, compensation, special litigation and other committees of one or more persons, for such purposes and with such powers as the Board may determine. However, a committee may not:

(a)            Authorize distributions of assets or dividends;

(b)            Approve any action that the shareholders must approve;

(c)            Fill vacancies on the Board of Directors or any of its committees;

(d)            Amend the Articles of Incorporation;

(e)            Adopt, amend, or repeal the Bylaws; or

(f)            Authorize or approve the issuance or sale, or contract for sale, of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares.

ARTICLE IV

OFFICERS AND EMPLOYEES

Section 4.1.            Chairperson of the Board. The Board of Directors shall appoint one of its members to be the Chairperson of the Board to serve at its pleasure. Such person shall preside at all meetings of the Board of Directors. The Chairperson of the Board shall have and may exercise such powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

Section 4.2.            Vice Chairperson of the Board. The Board of Directors shall appoint one of its members to be the Vice Chairperson of the Board to serve at its pleasure. The Vice Chairperson shall also have and may exercise such further powers and duties as from time-to-time may be conferred, or assigned by the Board of Directors.

Section 4.3.            President. The Board of Directors shall appoint one of its members to be the President of the Corporation. In the absence of the Chairperson, the President shall preside at any meeting of the Board of Directors. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these Bylaws. The President shall also have and may exercise such further powers and duties as from time-to-time may be conferred, or assigned by the Board of Directors.

Section 4.4.           Vice President. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board of Directors. The Board of Directors shall designate one Vice President, in the absence of the President, to perform all the duties of the President.

Section 4.5.            Treasurer. The Treasurer of the Corporation shall be responsible for all assets and documents of the Corporation, and shall keep proper records of all transactions of the Corporation. The Treasurer shall assist in preparation of the annual and monthly financial statements, and shall make such reports and perform such other duties as are incident to his or her office, or are properly required by the Board of Directors.

Section 4.6.            Secretary. The Board of Directors shall appoint a Secretary or other designated officer who shall be secretary of the Board and of the Corporation. The Secretary shall issue notices of all meetings of shareholders and directors (except the regular monthly meeting of directors), shall keep their minutes, shall have charge of the seal of the Corporation and the corporate minute books, shall sign such instruments as require the signature of the Secretary, and shall make such reports and perform such other duties as are incident to his or her office, or are properly required by the Board of Directors.

Section 4.7.           Other Officers. The Board of Directors may appoint one or more senior executive vice presidents, executive vice presidents, senior vice presidents, assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant treasurers, and such other officers and attorneys in fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairperson of the Board, or the President. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers.

Section 4.8.           Tenure of Office. The President and all other officers, unless otherwise provided for in an employment agreement between the Corporation and the President or all other officers, shall hold office for a term of one year and until their successors are elected and qualified, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of President shall be filled promptly by the Board of Directors.

Section 4.9.            Resignation. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is given unless the notice specifies a later effective date.

ARTICLE V

STOCK AND STOCK CERTIFICATES

Section 5.1.           Transfers. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The Board of Directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Corporation for stock transfers, voting at shareholder meetings, and related matters, and to protect it against fraudulent transfers.

Section 5.2.           Stock Certificates. Certificates of stock shall bear the signature of the President (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the Secretary, assistant secretary, Treasurer, assistant treasurer, or any other officer appointed by the Board of Directors for that purpose, to be known as an authorized officer, and the seal of the Corporation shall be printed or engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Corporation properly endorsed.

The Board of Directors may adopt or use procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law. The Corporation may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the Corporation as the shareholder. The procedure may set forth:

(a)            The types of nominees to which it applies;

(b)           The rights or privileges that the Corporation recognizes in a beneficial owner;

(c)            How the nominee may request the Corporation to recognize the beneficial owner as the shareholder;

(d)           The information that must be provided when the procedure is selected;

(e)           The period over which the Corporation will continue to recognize the beneficial owner as the shareholder; and

(f)            Other aspects of the rights and duties created.

ARTICLE VI

CORPORATE SEAL

Section 6.1.           Corporate Seal. The President, the Treasurer, the Secretary, or any assistant treasurer or assistant secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal and to attest the same. Such seal shall consist of two concentric circles between which is the name of the Corporation.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1.              Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 7.2.            Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chairperson of the Board, or the President, or any Vice President, or the Secretary, or the Treasurer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 7.2 are supplementary to any other provision of these Bylaws.

Section 7.3.            Records. The Articles of Incorporation, the Bylaws, and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, Treasurer, or other officer appointed to act as secretary of the meeting.

Section 7.4.           Inspection. A copy of the Bylaws, and all amendments shall at all times be kept in a convenient place at the main office of the Corporation, and may be inspected by all shareholders during banking hours.

Section 7.5.           Amendments. The Bylaws may be amended, altered, or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the total number of the directors.

This is to certify that these Bylaws were adopted by the Board of Directors of the Corporation as the Bylaws of the Corporation with an effective date of July 1, 2022.

Dated this 23rd day of June, 2022.

By:	/s/ Richard D. Horn
Name:	Richard D. Horn
Title:	Corporate Secretary